EXHIBIT 10.10



September 15, 2005

Mr. Francis R. Biscan Jr.
President & CEO
American Stellar Energy Inc.


Re: Extension to Option Agreement on the San Miguel Groupings, near Temoris, Chihuahua, Mexico between Amermin S.A. de C.V., a 97% owned subsidiary of American Stellar Energy, Inc. and Paramount Gold Mining Corp. in trust for a Mexican subsidiary to be created at a later date (Paramount). The San Miguel Groupings are approximately 800 acres and are known as Santa Clara, Las Tres S.S.S., San Luis, El Carmen, Swanick, Sangre De Cristo, Las Tres B.B.B., Guadalupe De Los Reyes, San Juan, El Rosario, San Miguel (Head of group) and Empalme.


Dear Mr. Biscan;

This agreement will serve to provide an extension to the original Option Agreement regarding the San Miguel Groupings Joint Venture dated the 3rd Day of August, 2005 between American Stellar Energy, Inc. and Paramount Gold Corp.. The deadlines described in the 1st paragraph under "Terms: 1.a)" and 2nd paragraph "Terms: 1.a)" both contained in Exhibit A below, will be extended to November 30th, 2005.


                            Exhibit A
                            ---------
Terms:
------
1. Upon the signing of this Agreement, Paramount agrees to purchase 35% of American Stellar Energy's interests in the San Miguel Groupings by completing the following;
      a) Make a non-refundable payment of US$50,000.00, coinciding with the signing of this Agreement (the payment will be refundable if a satisfactory title search is not secured by Paramount from American Stellar by August 17, 2005);
      b) Make a payment of US$250,000.00 by August 18th 2005, to purchase 25% of American Stellar Energy's interests in the San Miguel Groupings;
      c) Make a payment of US$100,000.00 by November 18th, 2005; to increase the purchase to 35% of American Stellar Energy's interests in the San\ Miguel Groupings and;
      d) Paramount must issue to American Stellar 300,000 Rule 144 restricted common shares

      Upon signing of this Agreement, American Stellar agrees to:
      a) Make available a certified copy of title for the San Miguel Groupings as soon as one is received or no later then August 17th, 2005.


The parties mutually understand that, subject to the conditions contained herein, this letter constitutes a binding agreement.

Please indicate your concurrence with the foregoing by affixing your signature below, and thereafter transmitting such executed copy in the manner heretofore described.



DATED this ____ day of September, 2005


       /s/ Christopher Crupi
Per: ______________________________

Christopher Crupi, CA
Director
Paramount Gold Mining Corp.



DATED this 15th day of September, 2005


       /s/ Francis R. Biscan
Per: _____________________________

Francis R. Biscan Jr.
President & CEO
American Stellar Energy, Inc.


DATED this 15 day of September, 2005

      /s/ Ramiro Trevizo Ledezma
Per: _____________________________

Ramiro Trevizo Ledezma
Title: President
Amermin S.A. De C.V.